UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 6,
2007
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                             SJW Corp.
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(Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

(e)  On December 6, 2007, the Executive Compensation Committee
(the "Committee") of the Board of Directors of SJW Corp. (the
"Company") approved the 2008 performance-based target bonuses for certain executive officers of the Company, including target bonuses in the amount of (i) $40,000 for each of Angela Yip, Chief Financial Officer and Treasurer of the Company, and George J.
Belhumeur, Senior Vice President of Operations of San Jose Water Company, a wholly owned subsidiary of the Company ("SJWC") and
(ii) $50,000 for R. Scott Yoo, Chief Operating Officer of SJWC.
The target bonus for each such individual is in the same dollar amount as his or her target bonus for the 2007 fiscal year. The actual bonus amount which any such officer may earn for the 2008 fiscal year may range from zero to 200 percent of his or her target bonus depending on Company and individual performance. Company performance will be measured in terms of return on equity, environmental and regulatory compliance, approval of a specified rate increase and the attainment of certain water industry objectives.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


   				  SJW Corp.
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December 12, 2007                  /s/ Angela Yip
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                                  Angela Yip,
                                  Chief Financial Officer
                                  and Treasurer